Exhibit 99.2

FOR IMMEDIATE RELEASE

Oculus Innovative Sciences Announces Pricing of Public Offering of
7,500,000 Shares of Common Stock and Intention to Repay Certain Indebtedness

PETALUMA, Calif. — (March 6, 2013) — Oculus Innovative Sciences, Inc. (NASDAQ: OCLS) today announced the pricing of an underwritten public offering of 7,500,000 shares of its common stock offered at a price to the public of $0.40 per share.  The gross proceeds to Oculus from this offering are expected to be approximately $3,000,000, before deducting the underwriting discount and other estimated offering expenses payable by Oculus.  Oculus Innovative Sciences has granted the underwriters a 45-day option to purchase up to an aggregate of 1,125,000 additional shares of its common stock to cover over-allotments, if any.  The offering is expected to close on or about March 12, 2013, subject to customary closing conditions.

Oculus intends to use the net proceeds from the offering for the repayment of debt and for general corporate purposes. In connection with the repayment of debt, Oculus intends to retire a portion of the common stock previously issued to its lenders.

Aegis Capital Corp. is acting as the sole book-running manager for the offering. Dawson James Securities, Inc. is acting as a co-manager for the offering.

A shelf registration statement and accompanying base prospectus on Form S-3 relating to the shares was filed with the Securities and Exchange Commission and is effective.  A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC's website located at www.sec.gov.  Electronic copies of the preliminary prospectus supplement, when available, and accompanying base prospectus may be obtained by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Oculus Innovative Sciences

Oculus Innovative Sciences, Inc. (NASDAQ: OCLS) is a commercial healthcare company that designs, produces and markets innovative, safe and effective drugs, devices and nutritional products. Oculus is pioneering innovative solutions in multiple markets for the dermatology, surgical, wound care and animal healthcare markets, and has commercialized products in the United States, Europe, India, China, Mexico and select Middle East countries. The company's headquarters are in Petaluma, California, with manufacturing operations in the United States and Latin America. More information can be found at www.oculusis.com.

Forward-Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial and technology progress and future financial performance. These forward-looking statements are identified by the use of words such as "preparing," “creation” and “leverage,” among others. Forward-looking statements in this press release are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to vary, including such risks that regulatory clinical and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company's patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company's products will not be as large as expected, the Company's products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital needs, and its ability to obtain additional funding, as well as uncertainties relative to varying product formulations and a multitude of diverse regulatory and marketing requirements in different countries and municipalities, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission including the annual report on Form 10-K for the year ended March 31, 2012. Oculus Innovative Sciences disclaims any obligation to update these forward-looking statements except as required by law.

Oculus and Microcyn Technology are trademarks or registered trademarks of Oculus Innovative Sciences, Inc. All other trademarks and service marks are the property of their respective owners.

Media and Investor Contact:

Oculus Innovative Sciences, Inc.

Dan McFadden

Director of Public and Investor Relations

(425) 753-2105

dmcfadden@oculusis.com

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